Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Experts” and to the incorporation by reference of our report dated September 27, 2010 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Texas Quality Income Municipal Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-164949).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

October 22, 2010